Exhibit 10.1

FORESIGHT AUTONOMOUS HOLDINGS LTD.

American Depositary Shares, each

Representing Thirty Ordinary Shares

SALES AGREEMENT

June 14, 2024

A.G.P./Alliance Global Partners

590 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

Foresight Autonomous Holdings Ltd., a company organized under the laws of Israel (the “Company”), confirms its agreement (this “Agreement”) with A.G.P./Alliance Global Partners, as follows:

1. Issuance and Sale of ADSs. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell to or through A.G.P./Alliance Global Partners, acting as agent and/or principal (the “Sales Agent”), American Depositary Shares (“ADSs”), each representing thirty (30) ordinary shares of the Company, no par value (the “Ordinary Shares”), subject to the limitations set forth in Section 3(b) hereof (the ADSs to be offered and sold hereunder being referred to as the “Placement Shares”). The issuance and sale of the Placement Shares to or through the Sales Agent will be effected pursuant to the Registration Statement (as defined below) filed by the Company under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), after it is declared effective by the U.S. Securities and Exchange Commission (the “Commission”).

The term of this Agreement shall commence on the date of the execution of this Agreement and shall end upon the termination or expiration of this Agreement in accordance with Section 11. The Company and the Sales Agent agree that this Agreement supersedes and replaces that certain sales agreement, dated January 22, 2021, by and between the Company and the Sales Agent (the “January 2021 Sales Agreement”), which agreement terminated pursuant to its terms.

The Placement Shares will be evidenced by American Depositary Receipts (the “ADRs”) pursuant to a deposit agreement (the “Deposit Agreement”), by and among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and the holders from time to time of the Placement Shares evidencing the ADSs issued thereunder. The Company shall, following the sale of the Placement Shares to or through the Sales Agent deposit, on behalf of the Sales Agent, the Ordinary Shares represented by such ADSs with The Bank of New York Mellon, as custodian (the “Custodian”) for the Depositary, which shall deliver such Placement Shares to the Sales Agent for the account of the Sales Agent for subsequent delivery to the investors, as the case may be.

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On the date of this Agreement, the Company has filed, in accordance with the provisions of the Securities Act, with the Commission, a shelf registration statement on Form F-3, including a base prospectus (the “Base Prospectus”), relating to certain securities, including ADSs and the underlying Ordinary Shares, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company and the Depositary have prepared and filed with the Commission registration statements relating to ADSs on Form F-6 (File No. 333-217881 and File No. 333-252207) for registration under the Securities Act (the “ADS Registration Statement”). The Company has prepared a prospectus supplement specifically relating to the offering of the ADSs and the underlying Ordinary Shares pursuant to this Agreement included as part of such Registration Statement (the “ATM Prospectus”). As soon as practicable following the date hereof, the Company will furnish to the Sales Agent, for use by the Sales Agent, copies of the ATM Prospectus that supplements the Registration Statement relating to the Placement Shares (as defined below). The Company may file, if necessary, one or more additional registration statements from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable (which shall be a Prospectus Supplement), with respect to the Placement Shares. Except where the context otherwise requires, such registration statement on Form F-3, as amended by any post-effective amendments thereto, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or 462(b) of the Securities Act, is herein called the “Registration Statement.” The Base Prospectus included in the Registration Statement, including all documents incorporated therein by reference (to the extent such information has not been superseded or modified in accordance with Rule 412 under the Securities Act (as qualified by Rule 430B(g) of the Securities Act), and the ATM Prospectus, which supplements the Registration Statement, including all documents incorporated therein by reference (to the extent such information has not been superseded or modified in accordance with Rule 412 under the Securities Act (as qualified by Rule 430B(g) of the Securities Act), , as it or they may be supplemented from time to time by any additional prospectus supplement, in the form in which such Base Prospectus and/or ATM Prospectus have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus” (“Issuer Free Writing Prospectus”), as defined in Rule 433 of the Securities Act (“Rule 433”), relating to the Placement Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to either the Electronic Data Gathering Analysis and Retrieval System, or if applicable, the Interactive Data Electronic Applications (collectively “EDGAR”).

2. Placements. Each time that the Company wishes to issue and sell Placement Shares through the Sales Agent, as agent, hereunder (each, a “Placement”), it will notify the Sales Agent by email notice (or other method mutually agreed to in writing by the parties) (a “Placement Notice”) containing the parameters in accordance with which it desires the Placement Shares to be sold, which shall at a minimum include the number of Placement Shares to be issued, the time period during which sales are requested to be made, any limitation on the number of Placement Shares that may be sold in any one Trading Day (as defined in Section 3) and any minimum price below which sales may not be made, a form of which containing such minimum sales parameters necessary is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Sales Agent set forth on Schedule 2, as such Schedule 2 may be amended from time to time. The Placement Notice shall be effective upon receipt by the Sales Agent unless and until (i) in accordance with the notice requirements set forth in Section 4, the Sales Agent declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Shares have been sold, (iii) in accordance with the notice requirements set forth in Section 4, the Company suspends or terminates the Placement Notice, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (v) the Agreement has been terminated under the provisions of Section 11. The amount of any discount, commission or other compensation to be paid by the Company to the Sales Agent in connection with the sale of the Placement Shares through the Sales Agent, as agent, shall be as set forth in Schedule 3. It is expressly acknowledged and agreed that neither the Company nor the Sales Agent will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to the Sales Agent and the Sales Agent does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

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3. Sale of Placement Shares by the Sales Agent.

(a) Subject to the terms and conditions set forth herein, upon the Company’s issuance of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Sales Agent, as agent for the Company, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The Nasdaq Capital Market (the “Exchange”), for the period specified in the Placement Notice, to sell such Placement Shares up to the amount specified by the Company in, and otherwise in accordance with the terms of such Placement Notice. If acting as agent hereunder, the Sales Agent will provide written confirmation to the Company (including by email correspondence to each of the individuals of the Company set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) no later than 10:00 p.m. (Eastern Time) on the Trading Day that a sale of Placement Shares is made hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to the Sales Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Sales Agent (as set forth in Section 5(a)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice, the Sales Agent may sell Placement Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including without limitation sales made directly on the Exchange, on any other existing trading market for the ADSs or to or through a market maker. Subject to the terms of a Placement Notice, the Sales Agent may also sell Placement Shares by any other method permitted by law, including but not limited to in negotiated transactions with the Company’s prior written consent. The Company acknowledges and agrees that (i) there can be no assurance that the Sales Agent will be successful in selling Placement Shares, (ii) the Sales Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by the Sales Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Placement Shares as required under this Agreement and (iii) the Sales Agent shall be under no obligation to purchase Placement Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by the Sales Agent and the Company in writing and expressly set forth in a Placement Notice. For the purposes hereof, “Trading Day” means any day on which the ADSs are purchased and sold on the principal market on which the ADSs are listed or quoted.

(b) Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares if, after giving effect to the sale of such Placement Shares, the aggregate number or gross sales proceeds of Placement Shares sold pursuant to this Agreement would exceed the lesser of: (i) the number or dollar amount of Ordinary Shares underlying the ADSs registered pursuant to the Registration Statement pursuant to which the offering hereunder is being made, (ii) the number of authorized but unissued and unreserved Ordinary Shares underlying the ADSs, (iii) the number or dollar amount of Ordinary Shares and ADSs permitted to be offered and sold by the Company under Form F-3 (including General Instruction I.B.5. of Form F-3, if and for so long as applicable), (iv) the number or dollar amount of Ordinary Shares and ADSs authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to the Sales Agent in writing, or (v) the number or dollar amount of ADSs representing Ordinary Shares for which the Company has filed the ATM Prospectus or other prospectus supplement specifically relating to the offering of the Placement Shares pursuant to this Agreement. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee. Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that compliance with the limitations set forth in this Section 3(b) on the number or dollar amount of Placement Shares that may be issued and sold under this Agreement from time to time shall be the sole responsibility of the Company, and that the Sales Agent shall have no obligation in connection with such compliance.

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(c) During the term of this Agreement, neither the Sales Agent nor any of its affiliates or subsidiaries shall engage in (i) any short sale of any security of the Company or (ii) any sale of any security of the Company that the Sales Agent does not own or any sale which is consummated by the delivery of a security of the Company borrowed by, or for the account of, the Sales Agent. During the term of this Agreement and notwithstanding anything to the contrary herein, the Sales Agent agrees that in no event will the Sales Agent or its affiliates engage in any market making, bidding, stabilization or other trading activity with regard to the Ordinary Shares or ADSs or related derivative securities if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Exchange Act.

4. Suspension of Sales.

(a) The Company or the Sales Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 2), suspend any sale of Placement Shares for a period of time (a “Suspension Period”); provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Schedule 2 hereto, as such schedule may be amended from time to time. During a Suspension Period, the Company shall not issue any Placement Notices and the Sales Agent shall not sell any Placement Shares hereunder. The party that issued a suspension notice shall notify the other party in writing of the Trading Day on which the Suspension Period shall expire not later than twenty-four (24) hours prior to such Trading Day.

(b) Notwithstanding any other provision of this Agreement, during any period in which the Company is in possession of material non-public information, the Company and the Sales Agent agree that (i) no sale of Placement Shares will take place, (ii) the Company shall not request the sale of any Placement Shares, and (iii) the Sales Agent shall not be obligated to sell or offer to sell any Placement Shares.

5. Settlement.

(a) Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur, in most instances, on the first (1st) Trading Day (or such earlier day as is industry practice for regular-way trading) following the respective Point of Sale (as defined below), except for any sales effected on days that are not a Business Day in Israel, in which case settlement for sales of Placement Shares will occur on the second (2nd) following the respective Point of Sale (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Sales Agent at which such Placement Shares were sold, after deduction for (i) the Sales Agent’s discount, commission or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to the Sales Agent hereunder pursuant to Section 7(g) (Expenses) hereof and (iii) any reasonable and documented transaction fees, trading expenses or execution fees imposed by any clearing organization or any governmental or self-regulatory organization and any other fees incurred by the Sales Agent in respect of such sales.

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(b) Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting the Sales Agent’s or its designee’s account (provided the Sales Agent shall have given the Company written notice of such designee at least one Trading Day prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Sales Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver duly authorized Placement Shares on a Settlement Date, through no fault of the Sales Agent, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 9(a) (Indemnification and Contribution) hereto, the Company will (i) hold the Sales Agent, its directors, officers, members, partners, employees and agents of the Sales Agent, each broker dealer affiliate of the Sales Agent, and each person, if any, who (A) controls the Sales Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (B) is controlled by or is under common control with the Sales Agent (each, a “Sales Agent Affiliate”), and the Sales Agent’s clearing organization, harmless against any loss, claim, damage, or reasonable and documented expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to the Sales Agent any commission, discount, or other compensation to which it would otherwise have been entitled hereunder absent such default.

6. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Sales Agent that as of each Applicable Time (as defined in Section 24(a)), unless such representation, warranty or agreement specifies a different time or times:

(a) Compliance with Registration Requirements. As of each Applicable Time, the Registration Statement and any Rule 462(b) Registration Statement will have been declared effective by the Commission under the Securities Act and the Company is and continues to be eligible to use such Form F-3. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information related to the Registration Statement and the Prospectus and the ADS Registration Statement. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission. The Registration Statement and, assuming no act or omission on the part of the Sales Agent that would make such statements untrue, the offer and sale of the Placement Shares as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said Rule. In the section entitled “Plan of Distribution” in the ATM Prospectus, the Company has named A.G.P./Alliance Global Partners as an agent that the Company has engaged in connection with the transactions contemplated by this Agreement. The Company was not, at the time of the filing of the Registration Statement, and is not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

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(b) No Misstatement or Omission. The Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, complied or will comply in all material respects with the Securities Act. The Prospectus, and any amendment or supplement thereto, on the date of such Prospectus or amendment or supplement, complied or will comply in all material respects with the Securities Act. The Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, did not and, as of each Point of Sale and each Settlement Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Sales Agent furnished to the Company in writing by the Sales Agent expressly for use therein. “Point of Sale” means, for a Placement, the time at which an acquiror of Placement Shares entered into a contract, binding upon such acquiror, to acquire such Placement Shares.

(c) Offering Materials Furnished to the Sales Agent. Copies of the Registration Statement, the Prospectus, and all amendments or supplements thereto and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement, have been delivered, or are publicly available through EDGAR, to the Sales Agent. Each Prospectus delivered to the Sales Agent for use in connection with the sale of the Placement Shares pursuant to this Agreement will be identical to the version of such Prospectus filed with the Commission via EDGAR, except to the extent permitted by Regulation S-T.

(d) Conformity with Securities Act and Exchange Act. The Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, and the documents incorporated by reference therein, when such documents were or are filed with the Commission under the Securities Act or the Exchange Act or became or become effective under the Securities Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable. At each Settlement Date, the Registration Statement and the Prospectus, as of such date, will conform in all material respects with the requirements of the Securities Act.

(e) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the completion of the Sales Agent’s distribution of the Placement Shares, any offering material in connection with the offering and sale of the Placement Shares other than the Prospectus or the Registration Statement.

(f) The Sales Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally, and subject to general principles of equity. The Company has full corporate power and authority to enter into this Agreement and to authorize, issue and sell the Placement Shares as contemplated by this Agreement. This Agreement conforms in all material respects to the descriptions thereof in the Registration Statement and the Prospectus.

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(g) Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 6(g). The Company owns, directly or indirectly, all of the share capital or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. Except as set forth in Schedule 6(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of any Subsidiary, or contracts, commitments, understandings or arrangements by which any Subsidiary is or may become bound to issue shares. If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in this Agreement shall be disregarded.

(h) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing, and, if applicable under the laws of the jurisdiction in which they are formed, in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company and each of the Subsidiaries has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose in all material respects as described in the Registration Statement and the Prospectus and to own or lease its properties. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect. The term “Material Adverse Effect” means an effect, change, event or occurrence that, alone or in conjunction with any other or others: (i) has or would reasonably be expected to have a material adverse effect on: (A) the business, general affairs, management, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects of the Company and the Subsidiaries, taken as a whole, or (B) the legality, validity or enforceability of any Transaction Document, (ii) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document or (iii) would result in the Prospectus or any amendment thereto containing a misrepresentation within the meaning of applicable securities laws; provided that a change in the market price or trading volume of the ADSs alone shall not be deemed, in and of itself, to constitute a Material Adverse Effect.

(i) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the Deposit Agreement and the consummation of the transactions contemplated hereby or thereby, the issuance and delivery of the Ordinary Shares and the ADSs representing such Ordinary Shares, the deposit of the Ordinary Shares with the Depositary against issuance of the ADRs evidencing the ADSs and compliance with the terms and provisions hereof and thereof do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

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(j) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than: (i) the filing with the Commission of the Prospectus, (ii) application(s) to and approvals by The Nasdaq Capital Market and the Tel Aviv Stock Exchange for the listing of the Placement Shares for trading thereon in the time and manner required thereby, (iii) such filings as are required to be made under applicable state securities laws and the Israeli Securities Authority and the Tel Aviv Stock Exchange, and (iv) filings required by the Israeli Registrar of Companies and notice of the transaction contemplated hereby to the Israel Innovation Authority of the Ministry of Economy and Industry, should Israeli Company Counsel determine such notice is required, (collectively, the “Required Approvals”).

(k) Issuance of the Placement Shares; Registration. Upon due issuance by the Depositary of ADRs evidencing ADSs against the deposit of Ordinary Shares in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued under the Deposit Agreement and persons in whose names such ADRs are registered will be entitled to the rights of registered holders of ADRs evidencing the ADSs specified therein and in the Deposit Agreement. The Placement Shares are duly authorized and, when issued and paid for in accordance with this Agreement and a Placement Notice, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles. The Company has reserved from its duly authorized share capital the maximum number of Ordinary Shares issuable pursuant to this Agreement. The Company has prepared and filed the Registration Statement in conformity with the requirements of the Securities Act, including the Prospectus, and such amendments and supplements thereto as may have been required to the date of this Agreement. The Company and the Depositary have prepared and filed with the Commission the ADS Registration Statement under the Securities Act. The ADS Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the ADS Registration Statement or suspending or preventing its use has been issued by the Commission and, with respect to the Registration Statement and ADS registration Statement, no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission. At the time the ADS Registration Statement and any amendments thereto became effective, and at the date of this Agreement and the date of its effectiveness, the Registration Statement and any amendments thereto conformed and/or will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at time the Prospectus or any amendment or supplement thereto was issued and as of the date of this Agreement, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company is a “foreign private issuer” as defined in Rule 405 of Regulation C under the Securities Act and Rule 3b-4 under the Exchange Act. The Company is eligible to use Form F-3 under the Securities Act and it meets the transaction requirements with respect to the aggregate market value of securities being sold pursuant to this offering and during the twelve calendar (12) months prior to this offering, as set forth in General Instruction I.B.5 of Form F-3. The agreements and documents described in the Registration Statement and ADS Registration Statement conform in all material respects to the descriptions thereof contained or incorporated by reference therein and there are no agreements or other documents required by the Securities Act and the regulations thereunder to be described in the Registration Statement and ADS Registration Statement or to be filed with the Commission as exhibits to the Registration Statement and ADS Registration Statement or to be incorporated by reference in the Registration Statement and ADS Registration Statement, that have not been so described or filed or incorporated by reference. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to or incorporated by reference in the Registration Statement and ADS Registration Statement or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder except for a default or event which would not reasonably be expected to result in a Material Adverse Effect). To the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

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(l) Capitalization. The equity capitalization of the Company is as set forth on Schedule 6(l). Except as set forth on Schedule 6(l), the Company has not issued any shares since its most recently filed Form 20-F. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. Except as set forth on Schedule 6(l), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any ADSs, Ordinary Shares, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional ADSs, Ordinary Shares or Ordinary Share Equivalents. The issuance and sale of the Placement Shares will not obligate the Company to issue ADSs or Ordinary Shares or other securities to any Person and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any share appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws where applicable, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except for the Required Approvals, no further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Placement Shares or the issuance of Ordinary Shares upon conversion of ADSs or the deposit of the Ordinary Shares being deposited with the Depositary against issuance of ADRs evidencing the ADSs, except such as have been obtained or made and such as may be required under state securities laws. There are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s share capital to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(m) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Prospectus and the ATM Prospectus, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports or incorporated by reference in the Registration Statement and Prospectus comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by generally accepted accounting principles, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(n) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) neither the Company nor any Subsidiary has incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to generally accepted accounting principles or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company shares option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Placement Shares contemplated by this Agreement or as set forth on Schedule 6(i), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

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(o) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or the Placement Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, which could result in a Material Adverse Effect. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(p) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case of (i), (ii) and (iii) as could not have or reasonably be expected to result in a Material Adverse Effect.

(r) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(s) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of Israeli, federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with generally accepted accounting principles and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance in all material respects.

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(t) Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement except as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Intellectual Property Rights used by the Company or any of its Subsidiaries in their respective businesses has been obtained or is being used by the Company or such Subsidiary in violation of any contractual obligation binding on the Company or any of its subsidiaries in violation of the rights of any person. The Company and its subsidiaries have taken all reasonable steps in accordance with normal industry practice to protect and maintain the Intellectual Property Rights including, without limitation, the execution of appropriate nondisclosure and invention assignment agreements. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of, or payment of, and additional amounts with respect to, nor require the consent of, any other person regarding the Company’s or any of its subsidiaries’ right to own or use any of the Intellectual Property Rights as owned or used in the conduct of such party’s business as currently conducted. To the knowledge of the Company and its Subsidiaries, no employee of any of the Company or its subsidiaries is the subject of any pending claim or proceeding involving a violation of any term of any employment contract, invention disclosure agreement, patent disclosure agreement, noncompetition agreement, non-solicitation agreement, nondisclosure agreement or restrictive covenant to or with a former employer, where the basis of such violation relates to such employee’s employment with the Company or its subsidiaries or actions undertaken by the employee while employed with the Company or its Subsidiaries.

(u) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business. Such renewal may result in a significant increase in cost.

(v) Transactions With Affiliates and Employees. Except as set forth on Schedule 6(v), none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, shareholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including shares option agreements under any share option plan of the Company.

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(w) Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries and their respective officers and directors are in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed Form 20-F under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed Form 20-F under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(x) Certain Fees. Except as set forth in the Prospectus, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

(y) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Placement Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(z) Registration Rights. No Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

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(aa) Listing and Maintenance Requirements. The ADSs are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the ADSs under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as set forth in the last sentence of this Section 6(aa), the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the ADSs or Ordinary Shares are or have been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements other than bid price requirement described below. The ADSs are currently eligible for electronic transfer through The Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to The Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(bb) Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to a purchaser of Placement Shares as a result of such purchasers and the Company fulfilling their obligations or exercising their rights under this Agreement.

(cc) Solvency. Based on the consolidated financial condition of the Company as of the date of this Agreement, after giving effect to the receipt by the Company of the proceeds from the sale of the Placement Shares hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the date of this Agreement. Schedule 6(cc) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed by the Company in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others to third parties, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(dd) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

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(ee) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of FCPA.

(ff) Accountants. The Company’s independent registered public accounting firm is Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network (the “Auditors”). To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024. To the knowledge of the Company, the Auditors have not, during the periods covered by the financial statements included or incorporated by reference in the Registration Statement and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

(gg) Acknowledgment Regarding Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, and unless otherwise prohibited by any applicable law or regulation, it is understood and acknowledged by the Company that: (i) the Sales Agent has not been asked by the Company to agree, nor has the Sales Agent agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company, (ii) past or future open market or other transactions by the Sales Agent, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the termination of this offering or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) the Sales Agent, and counter-parties in “derivative” transactions to which any the Sales Agent is a party, directly or indirectly, presently may have a “short” position in the Ordinary Shares and/or ADSs, and (iv) the Sales Agent shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) the Sales Agent may, if permissible by relevant rules, engage in hedging activities at various times during the period that the ADSs and Shares are outstanding, and (z) such hedging activities (if any) could reduce the value of the existing shareholders; equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of this Agreement.

(hh) Regulation M Compliance. Neither the Company nor, to its knowledge, any of its employees, directors or shareholders (without the consent of the Sales Agent) has taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under Regulation M of the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Placement Shares.

(ii) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) and the Company will not, directly or indirectly, use the proceeds of the Offering hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

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(jj) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon the Sales Agent’s request.

(kk) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(ll) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(mm) XBRL. The interactive data in the eXtensible Business Reporting Language (“XBRL”) included as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(nn) PFIC Status. The Company does not believe it is a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1296 of the United States Internal Revenue Code of 1986, as amended, and does not believe it is likely to become a PFIC.

(oo) Stamp or Other Tax. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Placements Agents to Israel or any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the Company of any Placement Shares.

(pp) Environmental Laws. The handling, use, treatment, disposal, discharge, emission, contamination, release or other activity involving any kind of hazardous, toxic or other wastes, pollutants, contaminants, petroleum products or other hazardous or toxic substances, chemicals or materials (“Hazardous Substances”) by, due to, on behalf of, or caused by the Company or any Subsidiary (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is or may be liable) upon any property now or previously owned, operated, used or leased by the Company or any Subsidiary, or upon any other property, which would be a violation of or give rise to any liability under any applicable law, rule, regulation, order, judgment, decree or permit, common law provision or other legally binding standard relating to pollution or protection of human health and the environment (“Environmental Law”), except for violations and liabilities which, individually or in the aggregate, would not have a Material Adverse Effect. There has been no disposal, discharge, emission contamination or other release of any kind at, onto or from any such property or into the environment surrounding any such property of any Hazardous Substances with respect to which the Company or any Subsidiary has knowledge, except as would not, individually or in the aggregate, have a Material Adverse Effect. There is no pending or, to the best of the Company’s knowledge, threatened administrative, regulatory or judicial action, claim or notice of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Subsidiary, except as would not, individually or in the aggregate, have a Material Adverse Effect. No property of the Company or any Subsidiary is subject to any Lien under any Environmental Law. Except as disclosed in the Prospectus, neither the Company nor any Subsidiary is subject to any order, decree, agreement or other individualized legal requirement related to any Environmental Law, which, in any case (individually or in the aggregate), would have a Material Adverse Effect. The Company and each Subsidiary has all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements. In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and the Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure or remediation of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.

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(qq) Regulatory. Except as described in the Registration Statement and the Prospectus, as applicable, the Company and its Subsidiaries (i) are and at all times have been in material compliance with all statutes, rules and regulations applicable to its business (collectively, the “Applicable Laws”); (ii) have not received any notice from any court or arbitrator or governmental or regulatory authority or third party alleging or asserting noncompliance with any Applicable Laws or any licenses, exemptions, certificates, approvals, clearances, authorizations, permits, registrations and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (iii) possess all material Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations; (iv) have not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations nor is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened; (v) have not received any written notice that any court or arbitrator or governmental or regulatory authority has taken, is taking or intends to take, action to limit, suspend, materially modify or revoke any Authorizations nor is any such limitation, suspension, modification or revocation threatened; (vi) have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed (or were corrected or supplemented by a subsequent submission); and (vii) are not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority.

(rr) Confidentiality. To the Company’s knowledge, no director, officer, key employee or consultant of the Company is subject to any confidentiality, non-disclosure, non-competition agreement or non-solicitation agreement with any employer or prior employer that could reasonably be expected to materially affect his ability to be and act in his respective capacity of the Company or be expected to result in a Material Adverse Effect on the Company or its subsidiaries.

(ss) Integration. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering to be integrated with prior offerings by the Company for purposes of the Securities Act that would require the registration of any such securities under the Securities Act.

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(tt) Relationship with the Sales Agent. Except as disclosed in the Registration Statement and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Sales Agent and (ii) does not intend to use any of the proceeds from the sale of any Placement Shares hereunder to repay any outstanding debt owed to any affiliate of the Sales Agent.

(uu) FINRA Matters. Except as described in the Registration Statement and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any insider with respect to the sale of the Placement Shares hereunder or any other arrangements, agreements or understandings of the Company with respect to the sale of the Placement Shares hereunder or, to the Company’s knowledge, any of its shareholders that may affect the Sales Agent’s compensation, as determined by FINRA. Except as described in the Registration Statement and the Prospectus or the amount of fees to FINRA members with respect to this Agreement, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the six (6) months prior to the date of this Agreement, other than the payment to the Sales Agent as provided hereunder in connection with the sale of the Placement Shares. None of the net proceeds of the sale of the Placement Shares will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein. Except as disclosed in their FINRA confirmations, there is no (i) officer or director of the Company, or, to the Company’s knowledge, (ii) beneficial owner of 5% or more of any class of the Company’s securities or (iii) beneficial owner of the Company’s unregistered equity securities which were acquired during the 180-day period immediately preceding the filing of the Registration Statement that is an affiliate or associated person of a FINRA member participating in the sale of the Placement Shares (as determined in accordance with the rules and regulations of FINRA). All information provided by the Company in its FINRA questionnaire to Sales Agent’s counsel specifically for use by such counsel in connection with its Public Offering System filings (and related disclosure) with FINRA is true, correct and complete in all material respects. Neither the Company nor any of its related entities (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning of Article I of the NASD Manual administered by FINRA). As of the date hereof, the Company is an “Experienced Issuer” as such term is defined under FINRA Rule 5110.

(vv) F-3 Eligibility. (i) At the time of filing the Registration Statement and (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), the Company met the then applicable requirements for use of Form F-3 under the Securities Act, including compliance with General Instruction I.B.5 of Form F-3, if and for so long as applicable. The Company is not a shell company (as defined in Rule 405 under the Securities Act) and has not been a shell company for at least 12 calendar months previously and if it has been a shell company at any time previously, has filed current Form 10 information (as defined in General Instruction I.B.5 of Form F-3) with the Commission at least 12 calendar months previously reflecting its status as an entity that is not a shell company.

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(ww) Information Technology. The Company’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company as currently conducted, except where such failure to operate and perform would not reasonably be expected to result in a Material Adverse Change, and to the knowledge of the Company are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company has implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and except as would not, individually or in the aggregate, result in a Material Adverse Change, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company is presently in compliance in all material respects with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except for any such noncompliance that would not result in a Material Adverse Change. The disclosures in the Registration Statement and the Prospectus concerning the effects of federal, state, local and all foreign regulation in the fields of IT Systems and Personal Data on the Company’s business in the past and as currently contemplated are correct in all material respects and no other such regulations are required to be disclosed in the Registration Statement and the Prospectus which are not so disclosed except where such failure to disclose would not reasonably be expected to result in a Material Adverse Change. The Company has taken all reasonably necessary actions to comply materially with the European Union General Data Protection Regulation and all other applicable laws and regulations with respect to Personal Data that have been announced as of the date hereof as becoming effective within 12 months after the date hereof, and for which any non-compliance with same would be reasonably likely to create a material liability.

(xx) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement or the Prospectus has been made or reaffirmed by the Company without a reasonable basis or has been disclosed by the Company other than in good faith.

(yy) Statistical and Marketing-Related Data. The statistical and market-related data included or incorporated by reference in each of the Registration Statement or the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

7. Covenants of the Company. The Company covenants and agrees with the Sales Agent that:

(a) Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by the Sales Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 153 or Rule 172 under the Securities Act), (i) the Company will notify the Sales Agent promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference or any amendment to the Registration Statement, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon the Sales Agent’s reasonable request, any amendments or supplements to the Registration Statement or Prospectus that, in the Sales Agent’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by the Sales Agent (provided, however, that the failure of the Sales Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Sales Agent’s right to rely on the representations and warranties made by the Company in this Agreement, and provided, further, that the only remedy the Sales Agent shall have with respect to the failure to make such filing shall be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Shares or a security convertible into the Placement Shares unless a copy thereof has been submitted to the Sales Agent within a reasonable period of time before the filing and the Sales Agent has not reasonably objected thereto (provided, however, that the failure of the Sales Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Sales Agent’s right to rely on the representations and warranties made by the Company in this Agreement, and provided, further, that the only remedy the Sales Agent shall have with respect to the failure by the Company to obtain such consent shall be to cease making sales under this Agreement); (iv) the Company will furnish to the Sales Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (v) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act) or, in the case of any documents incorporated by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed.

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(b) Notice of Commission Stop Orders. The Company will advise the Sales Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any notice objecting to, or other order preventing or suspending the use of, the Prospectus, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation of any proceeding for any such purpose or any examination pursuant to Section 8(e) of the Securities Act, or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Placement Shares; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. Until such time as any stop order is lifted, the Sales Agent shall cease making offers and sales under this Agreement.

(c) Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Placement Shares is required to be delivered by the Sales Agent under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 153 or Rule 172 under the Securities Act), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Sales Agent to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance; provided, however, that the Company may delay any such amendment or supplement if, in the reasonable judgment of the Company, it is in the best interests of the Company to do so.

(d) Listing of Placement Shares. During any period in which the Prospectus relating to the Placement Shares is required to be delivered by the Sales Agent under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 153 or Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the Exchange and to qualify the Placement Shares for sale under the securities laws of such jurisdictions as the Sales Agent reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities or file a general consent to service of process in any jurisdiction. The Company will reserve out of authorized but unissued Ordinary Shares and keep available at all times, free of pre-emptive rights, the appropriate number of Ordinary Shares and ADSs that may be issued and sold hereunder.

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(e) Delivery of Registration Statement and Prospectus. The Company will furnish to the Sales Agent and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as the Sales Agent may from time to time reasonably request and, at the Sales Agent’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Sales Agent to the extent such document is available on EDGAR.

(f) Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement of the Company (which need not be audited) covering a 12-month period that complies with Section 11(a) and Rule 158 of the Securities Act. The terms “earnings statement” and “make generally available to its security holders” shall have the meanings set forth in Rule 158 under the Securities Act.

(g) Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated in accordance with the provisions of Section 11 hereunder, will pay the following expenses all incident to the performance of its obligations hereunder, including, but not limited to, expenses relating to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto, (ii) the preparation, issuance and delivery of the Placement Shares, including any shares or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Placement Shares to the Sales Agent, (iii) the fees and disbursements of the counsel, accountants and other advisors to the Company in connection with the transactions contemplated by this Agreement; (iv) the qualification of the Placement Shares under securities laws in accordance with the provisions of Section 7(d) of this Agreement, including filing fees (provided, however, that any fees or disbursements of counsel for the Sales Agent in connection therewith shall be paid by the Sales Agent except as set forth in (ix) below), (v) the printing and delivery to the Sales Agent of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement, (vi) the fees and expenses incurred in connection with the listing or qualification of the Placement Shares for trading on the Exchange, (vii) the fees and expenses of the transfer agent or registrar for the Ordinary Shares and Custodian and Depositary for the ADSs; (viii) filing fees and expenses, if any, of the Commission and the FINRA Corporate Financing Department (provided, however, that any fees or disbursements of counsel for the Sales Agent in connection therewith shall be paid by the Sales Agent except as set forth in (ix) below) and (ix) the Company shall reimburse the Sales Agent for its reasonable and documented out-of-pocket expenses (including but not limited to the reasonable and documented fees and expenses of counsel to the Sales Agent) in an amount not to exceed $40,000, and up to an additional $10,000 per fiscal year for ongoing maintenance (paid as up to $2,500 each fiscal quarter).

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(h) Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(i) Notice of Other Sales. The Company (I) shall provide the Sales Agent notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any Ordinary Shares or ADSs (other than Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Ordinary Shares or ADSs, or warrants or any rights to purchase or acquire Ordinary Shares or ADSs, during the period beginning on the fifth (5th) Trading Day immediately prior to the date on which any Placement Notice is delivered to the Sales Agent hereunder and ending on the fifth (5th) Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement Shares covered by a Placement Notice, the fifth (5th) Trading Day immediately following the date of such suspension or termination), and (II) will not directly or indirectly in any other “at-the-market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Ordinary Shares or ADSs (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Ordinary Shares or ADSs, warrants or any rights to purchase or acquire, Ordinary Shares or ADSs prior to the termination of this Agreement; provided, however, that such notice requirements or restrictions, as the case may be, will not be required in connection with the Company’s issuance or sale of (i) Ordinary Shares or ADSs, options to purchase Ordinary Shares or ADSs, other equity awards or Ordinary Shares or ADSs issuable upon the exercise of options or other equity awards, pursuant to any employee or director share option or benefits plan, share ownership plan or dividend reinvestment plan of the Company whether now in effect or hereafter implemented, (ii) Ordinary Shares or ADSs issuable upon exchange, conversion or redemption of securities or the exercise of warrants, options or other rights in effect or outstanding, and disclosed in filings by the Company available on EDGAR or otherwise in writing (including by email correspondence) to the Sales Agent, (iii) Ordinary Shares or ADSs issuable pursuant to an equity line transaction (provided that notice to the Sales Agent pursuant to Section 7(h)(I) shall still apply for any such equity line transaction) and (iv) Ordinary Shares or ADSs or securities convertible into or exchangeable for Ordinary Shares or ADSs as consideration for mergers, acquisitions, sale or purchase of assets or other business combinations or strategic alliances occurring after the date of this Agreement which are not issued for capital raising purposes. Notwithstanding the foregoing, the Company shall provide the Sales Agent notice at least two (2) days prior to pursuing any private or public offerings of equity and/or other securities (including debt securities) in one or more transactions.

(j) Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Shares, advise the Sales Agent promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Sales Agent pursuant to this Agreement.

(k) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Sales Agent or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as the Sales Agent may reasonably request.

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(l) Required Filings Relating to Placement of Placement Shares. The Company agrees that on such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act (each and every filing under Rule 424(b), a “Filing Date”), which prospectus supplement will set forth, within the relevant period, the amount of Placement Shares sold through the Agent, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to such Placement Shares, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market. To the extent practicable, the Company shall afford the Sales Agent and its counsel with a reasonable opportunity to review and comment upon, shall consult with the Sales Agent and its counsel on the form and substance of, and shall give due consideration to all such comments from the Sales Agent or its counsel on, any such filing prior to the issuance, filing or public disclosure thereof.

(m) Representation Dates; Certificate. On the date of this Agreement and within five (5) Trading Days of each time the Company:

(i)	files the Prospectus Supplement relating to the Placement Shares or amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Placement Shares), the Registration Statement or the Prospectus relating to the Placement Shares by means of a post-effective amendment, sticker, or supplement or Form F-3 filed pursuant to Rule 415(a)(6) but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Shares;

(ii)	files an Annual Report on Form 20-F under the Exchange Act (including any Form 20-F/A containing amended financial information or a material amendment to the previously filed Form 20-F); or

(iii)	files a Form 6-K under the Exchange Act containing financial information that is incorporated by reference into the Registration Statement and the Prospectus (each date of filing of one or more of the documents referred to in clauses (i) through (iii) shall be a “Representation Date”);

the Company shall furnish the Sales Agent (but in the case of clause (iii) above only if the Sales Agent reasonably determines that the information contained in such Form 6-K is material) with a certificate, in the form attached hereto as Exhibit 7(M) (the “Representation Date Certificate”); provided, however, if no Placement Notice is pending at such Representation Date, then before the Company delivers a Placement Notice or a Sales Agent sells any Placement Shares, the Company shall provide the Sales Agent with a Representation Date Certificate. The requirement to provide a Representation Date Certificate shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its Annual Report on Form 20-F. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide the Sales Agent with a Representation Date Certificate, then before the Company delivers the Placement Notice or a Sales Agent sells any Placement Shares, the Company shall provide the Sales Agent with a Representation Date Certificate, dated the date of the Placement Notice.

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(n) Legal Opinion. On or prior to the date the first Placement Notice is given hereunder, the Company shall cause to be furnished to the Sales Agent (i) the written opinion and negative assurance of Sullivan & Worcester LLP, with offices located at 1251 Avenue of the Americas, New York, New York 10020, U.S. counsel to the Company, as counsel to the Company, or other counsel reasonably satisfactory to the Sales Agent (“SEC Counsel”), and (ii) Lipa Meir & Co., with offices located at Beit Amot Hashkaot, 2 Weizman, Tel Aviv-Yafo, Israel, Israeli counsel to the Company (“Israeli Counsel” and together with SEC Counsel, “Company Counsel”), in each case substantially in the forms previously agreed between the Company and the Sales Agent. Thereafter, within five (5) Trading Days after each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(m) for which no waiver is applicable pursuant to Section 7(m), and not more than once per calendar quarter, the Company shall cause to be furnished to the Sales Agent the written opinion and negative assurance of each Company Counsel substantially in the forms previously agreed between the Company and the Sales Agent, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that if each Company Counsel has previously furnished to the Sales Agent such written opinion and negative assurance of such counsel, in each case substantially in the forms previously agreed between the Company and the Sales Agent, then each Company Counsel may, in respect of any future Representation Date, furnish the Sales Agent with a letter signed by such counsel (each, a “Reliance Letter”) in lieu of such opinion and negative assurance of such counsel to the effect that the Sales Agent may rely on the prior opinion and negative assurance of such counsel delivered pursuant to this Section 7(n) to the same extent as if it were dated the date of such Reliance Letter (except that statements in such prior opinion and negative assurance shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such Reliance Letter).

(o) Comfort Letter. On or prior to the date the first Placement Notice is given hereunder and within five (5) Trading Days after each subsequent Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(m) for which no waiver is applicable pursuant to Section 7(m), other than a Representation Date under Section 7(m)(iii) , the Company shall cause its Auditor to furnish the Sales Agent letters (the “Comfort Letters”), dated the date that the Comfort Letter is delivered, in form and substance satisfactory to the Sales Agent, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules and regulations of the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to the Sales Agent in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(p) CFO Certification. On or prior to the date the first Placement Notice is given hereunder and within five (5) Trading Days after each subsequent Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(m) for which no waiver is applicable pursuant to Section 7(m), the Company shall furnish the Sales Agent with certificates, signed on behalf of the Company by its Chief Financial Officer (each, a “CFO Certificate”), dated the date that the CFO Certificate is delivered, in form and substance satisfactory to the Sales Agent and its counsel, certifying as to such financial and statistical information, forward-looking statements and other matters as the Sales Agent may reasonably request.

(q) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the ADSs or (ii) sell, bid for, or purchase shares of Ordinary Shares or ADSs in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement Shares other than the Sales Agent.

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(r) Insurance. The Company shall maintain insurance in such amounts and covering such risks as is reasonable and customary for the business in which it is engaged.

(s) Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that it is not and, after giving effect to the offering and sale of the Placement Shares and the application of proceeds therefrom as described in the Prospectus, will not be, an “investment company” within the meaning of such term under the Investment Company Act.

(t) Securities Act and Exchange Act. The Company will use its reasonable best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.

(u) No Offer to Sell. Other than the Prospectus and an Issuer Free Writing Prospectus approved in advance by the Company and the Sales Agent in its capacity as principal or agent hereunder, neither the Sales Agent nor the Company (including its agents and representatives, other than the Sales Agent in its capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder.

(v) Sarbanes-Oxley Act. The Company will use its reasonable best efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(w) Depositary. The Company shall maintain, at its sole expense, a depositary for the ADS.

8. Conditions to the Sales Agent’s Obligations. The obligations of the Sales Agent hereunder with respect to a Placement Shares will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, to the completion by the Sales Agent of a due diligence review satisfactory to the Sales Agent in its reasonable judgment, and to the continuing satisfaction (or waiver by the Sales Agent in its sole discretion) of the following additional conditions:

(a) Registration Statement Effective. The Registration Statement shall be effective and shall be available for the sale of all Placement Shares contemplated to be issued by any Placement Notice, which have not yet been issued and sold pursuant to such Registration Statement.

(b) Securities Act Filings Made. The Company shall have filed with the Commission the ATM Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second Business Day following the date of this Agreement. All other filings with the Commission required by Rule 424(b) or Rule 433 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424(b) (without reliance on Rule 424(b)(8) of the Securities Act) or Rule 433, as applicable.

(c) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement, or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement, the Prospectus, the ADS Registration Statement or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus, the ADS Registration Statement, or such documents so that, in the case of the Registration Statement or the ADS Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(d) No Misstatement or Material Omission. The Sales Agent shall not have advised the Company that the Registration Statement, the Prospectus, the ADS Registration Statement, or any amendment or supplement thereto, contains an untrue statement of fact that in the Sales Agent’s reasonable opinion is material, or omits to state a fact that in the Sales Agent’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(e) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change in the authorized share capital of the Company or any Material Adverse Effect or any development that could reasonably be expected to result in a Material Adverse Effect, or any downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of the Sales Agent (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated by this Agreement and the Prospectus.

(f) Representation Certificate. The Sales Agent shall have received the certificate required to be delivered pursuant to Section 7(m) on or before the date on which delivery of such certificate is required pursuant to Section 7(m).

(g) Legal Opinions. The Sales Agent shall have received the opinion and negative assurance of each Company Counsel required to be delivered pursuant Section 7(n) on or before the date on which such delivery of such opinion and negative assurance is required pursuant to Section 7(n).

(h) Comfort Letter. The Sales Agent shall have received the Comfort Letter required to be delivered pursuant Section 7(o) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(o).

(i) CFO Certificate. The Sales Agent shall have received the CFO Certificate required to be delivered pursuant to Section 7(p) on or before the date on which delivery of such CFO Certificate is required pursuant to Section 7(p).

(j) Officer’s Certificate. On or prior to the date the first Placement Notice is given hereunder and on each Representation Date, the Sales Agent shall have received a certificate, signed on behalf of the Company by its Chief Executive Officer or Chief Financial Officer, certifying as to (i) the articles of association (or similar charter documents) of the Company (as the same may be amended or restated from time to time), (ii) the Bylaws of the Company (or similar charter documents) (as the same may be amended or restated from time to time), (iii) the resolutions of the Board of Directors of the Company (or a committee thereof) authorizing the execution, delivery and performance of this Agreement and the issuance of the Placement Shares and (iv) the incumbency of the officers duly authorized to execute this Agreement and the other documents contemplated by this Agreement.

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(k) No Suspension. Trading in the Ordinary Shares or ADSs shall not have been suspended on the Exchange and the ADSs shall not have been delisted from the Exchange.

(l) Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(m), the Company shall have furnished to the Sales Agent such appropriate further opinions, certificates, letters and documents as the Sales Agent may have reasonably requested. All such opinions, certificates, letters and other documents shall have been in compliance with the provisions hereof. The Company will furnish the Sales Agent with such conformed copies of such opinions, certificates, letters and other documents as the Sales Agent shall have reasonably requested.

(m) Approval for Listing. The Placement Shares shall either have been (i) approved for listing on the Exchange, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Shares on the Exchange at, or prior to, the issuance of any Placement Notice.

(n) No Termination Event. There shall not have occurred any event that would permit the Sales Agent to terminate this Agreement pursuant to Section 11(a).

9. Indemnification and Contribution.

(a) Company Indemnification. The Company agrees to indemnify and hold harmless the Sales Agent, the directors, officers, members, partners, employees and agents of the Sales Agent each broker dealer affiliate of the Sales Agent, and each Sales Agent Affiliate, if any, from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable investigative, legal and other expenses incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 9(c)) of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which the Sales Agent, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement thereto or in any Issuer Free Writing Prospectus or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Ordinary Shares or ADSs under the securities laws thereof or filed with the Commission, (y) the omission or alleged omission to state in any such document a material fact required to be stated in it or necessary to make the statements in it (in the case of any prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (z) any breach by any of the indemnifying parties of any of their respective representations, warranties and agreements contained in this Agreement; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Placement Shares pursuant to this Agreement and is caused directly by an untrue statement or omission made in reliance upon and in strict conformity with written information relating to the Sales Agent and furnished to the Company by the Sales Agent, its legal counsel, expressly for inclusion in any document as described in clause (x) of this Section 9(a). This indemnity agreement will be in addition to any liability that the Company might otherwise have.

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(b) The Sales Agent Indemnification. The Sales Agent agrees to indemnify and hold harmless the Company and its directors and each officer of the Company that signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company (each, a “Company Affiliate”) from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable investigative, legal and other expenses incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 9(c)) of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which any such Company Affiliate, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement thereto, or (y) the omission or alleged omission to state in any such document a material fact required to be stated in it or necessary to make the statements in it (in the case of any prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading; provided, however, that this indemnity agreement shall apply only to the extent that such loss, claim, liability, expense or damage is caused directly by an untrue statement or omission made in reliance upon and in strict conformity with written information relating to the Sales Agent and furnished to the Company by the Sales Agent, or its legal counsel, expressly for inclusion in any document as described in clause (x) of this Section 9(b).

(c) Procedure. Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

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(d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Sales Agent, the Company and the Sales Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Sales Agent, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Sales Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Sales Agent on the other. The relative benefits received by the Company on the one hand and the Sales Agent on the other hand shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by the Sales Agent from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Sales Agent, on the other, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Sales Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Sales Agent agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for the purpose of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 9(c) hereof. Notwithstanding the foregoing provisions of this Section 9(d), the Sales Agent shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), any person who controls a party to this Agreement within the meaning of the Securities Act will have the same rights to contribution as that party (and any officers, directors, members, partners, employees or agents of the Sales Agent and each broker dealer affiliate of the Sales Agent will have the same rights to contribution as the Sales Agent), and each officer of the Company who signed the Registration Statement and each director of the Company will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.

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10. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 9 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive for a period of six (6) years from the date on which this Agreement is terminated pursuant to Section 11, as of their respective dates, regardless of (i) any investigation made by or on behalf of the Sales Agent, any controlling person of the Sales Agent, or the Company (or any of their respective officers, directors, members or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

11. Termination.

(a) The Sales Agent shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement if (i) any Material Adverse Effect, or any development that could reasonably be expected to result in a Material Adverse Effect has occurred that, in the reasonable judgment of the Sales Agent, may materially impair the ability of the Sales Agent to sell the Placement Shares hereunder, (ii) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder; provided, however, in the case of any failure of the Company to deliver (or cause another person to deliver) any certification, opinion, or letter required under Sections 7(m), 7(n), 7(o) or 7(p), the Sales Agent’s right to terminate shall not arise unless such failure to deliver (or cause to be delivered) continues for more than thirty (30) days from the date such delivery was required, (iii) any other condition of the Sales Agent’s obligations hereunder is not fulfilled, or (iv) any suspension or limitation of trading in the Placement Shares or in securities generally on the Exchange shall have occurred (including automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or a major disruption of securities settlements or clearing services in the United States shall have occurred, or minimum prices for trading have been fixed on the Exchange.

(b) The Company shall have the right, by giving ten (10) days’ notice as hereinafter specified in Section 12, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 11(f), Section 16, Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination.

(c) The Sales Agent shall have the right, by giving ten (10) days’ notice as hereinafter specified in Section 12, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 11(f), Section 16, Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination. If the Sales Agent elects to terminate this Agreement as provided in this Section 11(c), the Sales Agent shall provide the required notice as specified in Section 12 (Notices).

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(d) Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the expiration of the Registration Statement on the third (3rd) anniversary of the initial effective date of the Registration Statement pursuant to Rule 415(a)(5) under the Securities Act; provided that the provisions of Section 7(g), Section 9, Section 10, Section 11(f), Section 16, Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination.

(e) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b), (c) or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(g), Section 9, Section 10, Section 11(f), Section 16, Section 17 and Section 18 shall remain in full force and effect.

(f) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Sales Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such termination shall not become effective until the close of business on such Settlement Date and such Placement Shares shall settle in accordance with the provisions of this Agreement.

12. Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and if sent to the Sales Agent, shall be delivered to:

A.G.P./Alliance Global Partners

590 Madison Avenue

New York, New York 10022

Attention: Tom Higgins

Email: atm@allianceg.com

with a copy (which shall not constitute notice) to:

Blank Rome LLP

1271 Avenue of the Americas

New York, New York 10020

Facsimile: 917.332.3057

Attention: Leslie Marlow, Esq. and Patrick Egan, Esq.

E-mail: leslie.marlow@blankrome.com; patrick.egan@blankrome.com and if to the Company, shall be delivered to:

Foresight Autonomous Holdings Ltd.

7 Golda Meir

Ness Ziona 7414001 Israel

Attention: Eli Yoresh, Chief Financial Officer

E-mail: eli@foresightauto.com

with a copy (which shall not constitute notice) to:

Sullivan & Worcester LLP

1251 Avenue of the Americas

New York, New York 10020

Attention: Oded Har-Even, Esq. and Ron Ben-Bassat, Esq.

Facsimile: (212) 660-3001

E-mail: ohareven@sullivanlaw.com; rbenbassat@sullivanlaw.com

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Each party may change such address for notices by sending to the other party to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid).

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 12 if sent to the electronic mail address specified by the receiving party under separate cover. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives confirmation of receipt by the receiving party (other than pursuant to auto-reply). Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.

13. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and the Sales Agent and their respective successors and permitted assigns and, as to Sections 5(b) and 9, the other indemnified parties specified therein. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that the Sales Agent may assign its rights and obligations hereunder to an affiliate of the Sales Agent without obtaining the Company’s consent.

14. Adjustments for Share Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Ordinary Shares.

15. Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) and any other writing entered into by the parties relating to this Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Sales Agent. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

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16. Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

17. Jurisdiction; Service of Process. The Sales Agent and the Company agree that any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any federal or New York State court located in the City and County of New York (a “New York Court”), and waive any objection which they may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submit to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company hereby irrevocably designates and appoints Sullivan & Worcester LLP (the “Process Agent”) as its authorized agent upon whom process may be served in any claim brought against the Company, it being understood that the designation and appointment of the Process Agent as such authorized agent shall become effective immediately without any further action on the part of the Company. The Company represents to each Underwriter that it has notified the Process Agent of such designation and appointment and that the Process Agent has accepted the same. The Company hereby irrevocably authorizes and directs the Process Agent to accept such service. The Company further agrees that service of process upon the Process Agent and written notice of said service to the Company, mailed by first-class mail and delivered to the Process Agent, shall be deemed in every respect effective service of process upon the Company in any such claim. Nothing herein shall affect the right of each Underwriter, its partners, directors, officers and members, any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or any “affiliate” (within the meaning of Rule 405 under the Securities Act) of such Underwriter, or the successors and assigns of all of the foregoing persons, to serve process in any other manner permitted by law. The provisions of this Section 16 shall survive any termination of this Agreement, in whole or in part.

18. Waiver of Jury Trial. The Company and the Sales Agent each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.

19. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) the Sales Agent is acting solely as agent in connection with the sale of the Placement Shares contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, shareholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Sales Agent, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Sales Agent has advised or is advising the Company on other matters, and the Sales Agent has no obligation to the Company with respect to the transactions contemplated by this Agreement, except the obligations expressly set forth in this Agreement;

(b) the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) the Sales Agent has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

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(d) the Company has been advised and is aware that the Sales Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Sales Agent has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(e) the Company waives, to the fullest extent permitted by law, any claims it may have against the Sales Agent, for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Sales Agent shall have no liability (whether direct or indirect, in contract, tort or otherwise) to the Company in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, partners, employees or creditors of the Company.

20. Use of Information. The Sales Agent may not provide any information gained in connection with this Agreement and the transactions contemplated by this Agreement, including due diligence, to any third party other than its legal counsel advising it on this Agreement unless expressly approved by the Company in writing.

21. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.

22. Effect of Headings; Knowledge of the Company. The section and Exhibit headings herein are for convenience only and shall not affect the construction hereof. All references in this Agreement to the “knowledge of the Company” or the “Company’s knowledge” or similar qualifiers shall mean the actual knowledge of the directors and officers of the Company, after due inquiry.

23. Certain Definitions. As used in this Agreement, the following term has the meaning set forth below:

(a) “Applicable Time” means the date of this Agreement, each Representation Date, each date on which a Placement Notice is given, each Point of Sale, and each Settlement Date.

(b) “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States, a legal holiday in the State of Israel or any day on which banking institutions in the State of New York or in the State of Israel are authorized or required by law or other governmental action to close; provided, however, that, for calculating Business Days with respect to any action to be taken by the Company hereunder, Friday after 1:00 p.m. (Tel Aviv time) shall not be considered a Business Day.

(c) “Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

(d) “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(e) “Trading Day” means a day on which the Nasdaq Stock Market is open for trading.

(f) “Trading Market” means any of the following markets or exchanges on which ADSs and/or the Ordinary Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the Tel Aviv Stock Exchange (or any successors to any of the foregoing).

[Remainder of Page Intentionally Blank]

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If the foregoing correctly sets forth the understanding between the Company and the Sales Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Sales Agent.

Very truly yours,

FORESIGHT AUTONOMOUS HOLDINGS LTD.

By:	/s/ Haim Siboni
Name:	Haim Siboni
Title:	Chief Executive Officer

ACCEPTED as of the date first-above written:

A.G.P./ALLIANCE GLOBAL PARTNERS

By:	/s/ Thomas Higgins
Name:	Thomas Higgins
Title:	Managing Director

[Signature Page]

Foresight Autonomous Holdings Ltd.—Sales Agreement

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SCHEDULE 1

Form of Placement Notice

From:	Foresight Autonomous Holdings Ltd.

To:	A.G.P./Alliance Global Partners Attention: [●]

Subject:	Placement Notice

Date:	[●], 202[●]

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Sales Agreement (the “Sales Agreement”) between Foresight Autonomous Holdings Ltd., a company organized under the laws of Israel (the “Company”), and A.G.P./Alliance Global Partners (the “Sales Agent”), dated June 14, 2024, the Company hereby requests that the Sales Agent sell up to [____] American Depositary Shares (“ADSs”), each representing thirty (30) ordinary shares of the Company, no par value (the “Placement Shares”), at a minimum market price of $[●] per share, during the time period beginning [month, day, time] and ending [month, day, time] [and with no more than [●] Placement Shares sold in any one Trading Day].

[The Company may include such other sale parameters as it deems appropriate.]

Capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Sales Agreement.

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SCHEDULE 2

Notice Parties

Foresight Autonomous Holdings Ltd.

Eliyahu Yoresh (eli@foresightauto.com)

The Sales Agent

Thomas Higgins (thiggins@allianceg.com)

With copies to:

atm@allianceg.com

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SCHEDULE 3

Compensation

The Company shall pay to the Sales Agent in cash, upon each sale of Placement Shares through the Sales Agent pursuant to this Agreement, an amount equal to 3.0% of the aggregate gross proceeds from each sale of Placement Shares.*

* The foregoing rate of compensation shall not apply when the Sales Agent purchases Placement Shares on a principal basis, in which case the Company may sell the Placement Shares to the Sales Agent as principal at a price to be mutually agreed upon by the Company and the Sales Agent at the relevant Point of Sale pursuant to the applicable Placement Notice (it being hereby acknowledged and agreed that the Sales Agent shall be under no obligation to purchase Placement Shares on a principal basis pursuant to the Sales Agreement, except as otherwise agreed by the Sales Agent and the Company in writing and expressly set forth in a Placement Notice).

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Exhibit 7(m)

REPRESENTATION DATE CERTIFICATE

The undersigned, the duly qualified and appointed _____________________ of Foresight Autonomous Holdings Ltd., a company organized under the laws of Israel (the “Company”), does hereby certify in such capacity and on behalf of the Company, pursuant to Section 7(m) of the Sales Agreement, dated June 14, 2024 (the “Sales Agreement”), between the Company and A.G.P./Alliance Global Partners, that:

(i)	the representations and warranties of the Company in Section 6 of the Sales Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and;

(ii)	the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof;

(iii)	as of the date hereof, (i) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) no event has occurred as a result of which it is necessary to amend or supplement the Registration Statement or the Prospectus in order to make the statements therein not untrue or misleading for clauses (i) and (ii) above, respectively, to be true and correct;

(iv)	there has been no Material Adverse Effect since the date as of which information is given in the Prospectus, as amended or supplemented;

(v)	the Company does not currently possess any material non-public information; and

(vi)	the aggregate offering price of the Placement Shares that may be issued and sold pursuant to the Sales Agreement and the maximum number or amount of Placement Shares that may be sold pursuant to the Sales Agreement have been duly authorized by the Company’s board of directors or a duly authorized committee thereof.

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Terms used herein and not defined herein have the meanings ascribed to them in the Sales Agreement.

Dated: ____________	By:

Name:

Title:

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